                                                            EXHIBIT 10(k)

               STANHOME SUPPLEMENTAL INVESTMENT SAVINGS PLAN
                         (As Amended and Restated
                        Effective January 1, 1997)



            Preamble.  Stanhome Inc., a Massachusetts corporation (the

"Company"), adopted the Stanhome Supplemental Investment Savings Plan to provide benefits to "a select group of management or highly compensated employees," within the meaning of the Employee Retirement Income Security

Act of 1974, as amended ("ERISA") effective May 1, 1994.  This document is an amendment and restatement of the Plan effective January 1, 1997.  The

Plan, as amended and restated, is intended to provide the opportunity for eligible employees of the Company and certain of its subsidiaries to earn retirement benefits not otherwise provided under the Stanhome Investment

Savings Plan (the "Qualified Plan") on account of their exclusion from continued participation in the Qualified Plan, without regard to the limitations imposed by sections 401(a)(17), 401(k)(3), 401(m), 402(g) and

415 of the Internal Revenue Code of 1986, as amended (the "Code").  The terms of this restated Plan shall apply with respect to each Eligible

Employee who terminates employment with an Employer on or after January 1,

1997.  Nothing in this amended and restated Plan document shall adversely affect the rights of such employees to their account balances hereunder as determined in accordance with the terms of the Plan as in effect on

December 31, 1996.













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            Section 1.  Definitions.  All capitalized terms used herein shall have the respective meanings assigned to such terms by the Qualified

Plan, except as otherwise set forth in the preamble to or text of the Plan or below:


            (a) Plan. The Stanhome Supplemental Investment Savings Plan, as from time to time amended.

            (b) Eligible Employee. For any Plan Year, an Employee who (i) is excluded from participation in the Qualified Plan for such Plan Year because he or she is a "highly compensated employee" within the meaning of section 414(q) of the Code for such Plan Year and (ii) has entered into an agreement with the Company which provides for payments by the Company to the Employee if a "change in control" of the Company occurs.

            (c) Participant. An Eligible Employee who elects to participate in the Plan. An election to participate in the Plan for a Plan Year shall be made by December 31 of the preceding Plan Year; provided that, with respect to an employee who first becomes an Eligible Employee on or after January 1, 1997, such election shall be made within 30 days after the date on which the employee becomes an Eligible Employee.

            (d) Account. An account established on behalf of a Participant pursuant to the Plan.

            (e) Compensation. "Compensation" as determined under the Qualified Plan, but determined without regard to the limitations prescribed by section 401(a)(17) of the Code.

            (f) Valuation Date. The date as of which earnings (or losses) are credited to an Account pursuant to Section 3 of the Plan.

            (g)  Trust.  A trust entered into between the Company (acting on behalf of the Employers) and a trustee for the purpose of administering assets of the Company to be used for the purpose of satisfying the obligations of the Company and the Employers under the

      Plan.  Any such trust shall be established in such manner so as to be a "grantor trust" of which the Company and the Employers are the grantors, within the meaning of section 671 et. seq. of the Code.





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            Section 2.  Accounts.  (a) Establishment of Accounts.  There

shall be established on the books of the Company and of each Employer an

Account in the name and on behalf of each Eligible Employee thereof who elects to participate in the Plan.  Such Account shall be credited with amounts credited thereto on behalf of the Eligible Employee under the terms of the Plan as in effect on December 31, 1996, plus any amounts credited thereto pursuant to this Section on or after January 1, 1997.



            (b) Elective Credits.  An Eligible Employee shall elect to participate in the Plan in accordance with Section 1(c) of the Plan for a

Plan Year by electing, on a form provided by the Committee, to reduce his or her Compensation for such Plan Year by a specified whole percentage not less than 1 nor more than 15 percent, and to have such amount credited to the Participant's Account under the Plan.  The Participant's Compensation shall be reduced in accordance with such election, and the Participant's

Account shall be credited by the amount of such reduction, at the same time that salary reduction contributions of participants under the Qualified

Plan are delivered to the trustee under the Qualified Plan.



            Prior to the first day of a Plan Year, a Participant may change or suspend the amount to be credited to his or her Account for such Plan

Year, subject to such rules and procedures as may be prescribed by the











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

Committee with respect to the Plan.  Notwithstanding the foregoing, the amount of salary reduction under the Plan shall in no event be subject to the limitations similar to those contained in Sections 4.2, 4.4 and 7.5 of the Qualified Plan (relating to limitations prescribed by sections

401(k)(3), 402(g) and 415 of the Code).



            (c) Matching Credits.  An amount shall be credited to each

Participant's Account under the Plan equal to the amount of matching contributions that would be made by the Participant's Employer on the

Participant's behalf under Section 4.3 of the Qualified Plan as if the amounts credited to the Participant's Account pursuant to subsection (b) of this Section for the period to which such matching contributions relate had been made under Section 4.1 of the Qualified Plan; provided that the amount of matching credits under the Plan shall be determined without regard to

Sections 4.4 and 7.5 of the Qualified Plan (relating to limitations prescribed by sections 401(m) and 415 of the Code).  Such amount shall be credited under the Plan as of the date matching contributions made on behalf of participants under the Qualified Plan are delivered to the trustee under the Qualified Plan.  Notwithstanding the terms of the

Qualified Plan, matching contributions shall not be made under the Plan in the form of Company stock.













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

            Section 3.  Earnings on Accounts.  As of the close of each business day, the Company and each Employer shall credit to or charge against, as the case may be, each Account established on its books pursuant to Section 2 of the Plan, an amount representing investment gains or losses in respect of the balance of such Account.  The amount of such gains or losses in respect of the Account of any Participant shall be determined by the Committee to be equal to the net gain or loss that would have been earned on an amount equal to the balance of such Participant's Account as of the close of the preceding business day, as adjusted for any credits,

withdrawals or distributions, based on the hypothetical investment elections made by the Participant, as described below.  Each Participant shall be entitled to elect to have the earnings in respect of his or her

Plan Account determined as if an amount equal to the balance thereof were invested among the investment funds available from time to time under the

Qualified Plan other than the Stanhome Stock Fund and the Putnam Stable

Value Fund, or such other investment funds designated for this purpose by the Committee.  Such elections shall be subject to the same provisions regarding the time, manner and portion of the account subject to such election as are applicable from time to time under the Qualified Plan.















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

      Section 4.  Vesting.  Amounts credited to a Participant's Account pursuant to the terms of the Plan shall be fully vested and not subject to forfeiture for any reason.



            Section 5.  Hardship Withdrawals.  If a Participant experiences an "unforeseeable financial emergency," as defined below, he or she may request the Committee to (i) suspend any further reductions in Compensation pursuant to Section 2 above, (ii) receive a complete or partial distribution of the Participant's Account under the Plan or (iii) do both (i) and

(ii) above.  The amount of any distribution pursuant to this Section 5 shall not exceed the lesser of (i) the balance of the Participant's Account under the Plan, determined as of the Valuation Date next following the date of such request, and (ii) the amount reasonably necessary to satisfy such unforeseeable financial emergency.  For purposes of this Section 5,

"unforeseeable financial emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the











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Committee.



            Section 6.  Distributions.  The distribution of a Participant's

Account under the Plan shall be made in the form of five annual installments commencing as soon as practicable after the first day of the calendar year which follows the calendar year in which the Participant terminates employment, unless the Participant elects, in the time prescribed by the Company, but in no event later than December 31 of the calendar year prior to the calendar year in which the Participant terminates employment, to receive payment of such account in the form of a lump sum as soon as administratively practicable after the date of the

Participant's termination of employment.  An election to receive payment in the form of a lump sum may be revoked by the Participant in the time period prescribed by the Company, but in no event later than December 31 of the calendar year prior to the calendar year in which the Participant terminates employment.  Notwithstanding the foregoing, in the event the

Participant's employment is terminated by an Employer, the Company, in its sole discretion, may cause the Participant's Account to be paid in a lump sum distribution as soon as practicable after such termination of employment.















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

            The amount of each annual installment payment to be made under this Section shall be determined by multiplying the balance of the

Participant's Account as of the last day of the prior calendar year (or such other date determined by the Company) by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be made.  The amount of any lump sum payment to be made under this Section shall be determined as of the Valuation Date coinciding with or next following the valuation date used to determine the amount to be distributed to or on behalf of a similarly situated participant under the

Qualified Plan (or such other date determined by the Company).



            Notwithstanding the foregoing, in the event of the occurrence of a Change in Control (as defined in Appendix A hereto) prior to the complete distribution of a Participant's Account, the remaining balance of such Participant's Account shall be paid to the Participant (or the

Participant's beneficiary) in a single lump sum upon the occurrence of (i)

such Change in Control, in the case of a Participant who terminated employment prior thereto or (ii) the Participant's termination of employment, if such termination of employment occurs during the two-year period beginning on the date of such Change in Control, for any reason other than death, Disability (as defined in Appendix A hereto), retirement,

termination for Substantial Cause (as defined in Appendix A hereto) or











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

voluntary termination without Good Reason (as defined in Appendix A hereto).



            Section 7.  Beneficiaries.  If a Participant shall die while any amount remains credited to the Account established on his or her behalf pursuant to Section 2 of the Plan, such amount shall be distributed at the time and in the manner prescribed by Section 6 of the Plan to the beneficiary or beneficiaries as the Participant may, from time to time,

designate in writing delivered to the Committee.  A Participant may revoke or change his or her beneficiary designation at any time in writing delivered to the Committee.  If a Participant does not designate a beneficiary under the Plan, or if no designated beneficiary survives the

Participant, the balance of his or her Account shall be distributed to the person or persons entitled to his or her account under Section 8.5 of the

Qualified Plan (or who would be so entitled if there were then an amount remaining unpaid under the Qualified Plan).



            Section 8.  Amendment and Termination.  The Plan shall be

subject to the same reserved powers of amendment and termination as the

Qualified Plan (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of Participants or their











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

beneficiaries in respect of amounts credited to their Accounts as of the date of such amendment or termination.



            Section 9.  Application of ERISA.  The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of

ERISA and Department of Labor Regulation Section 2520.104-23.  The Plan

shall not be a funded plan, and the Company and the Employers shall be under no obligation to set aside any funds for the purpose of making payments under the Plan.  Any payments hereunder shall be made out of the general assets of the Company and the Employers.



            Section 10.  Administration.  The Committee shall be charged with the administration of the Plan and shall have the same powers and duties, and shall be subject to the same limitations, as are described in the Qualified Plan.  The provisions of Article 10 of the Qualified Plan

(other than Section 10.3 relating to qualified domestic relations orders)

are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.



            Section 11.  Nonassignment of Benefits.  Notwithstanding

anything contained in the Qualified Plan to the contrary, it shall be a









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

condition of the payment of benefits under the Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law).  If any person shall endeavor or purport to make any such assignment, alienation or transfer,

the amount otherwise provided hereunder which is the subject of such assignment, alienation or transfer shall cease to be payable to any person.



            Section 12.  No Guaranty of Employment.  Nothing contained in the Plan shall be construed as a contract of employment between any

Employer and any employee or as conferring a right on any employee to be continued in the employment of any Employer.



            Section 13.  Adoption By Employers.  Any corporation which is or becomes an "Employer" under the Qualified Plan may, with the consent of the Company, become a participating Employer in the Plan by delivery to the

Company of a resolution of its board of directors or duly authorized committee to such effect, which resolution shall specify the first Plan

Year for which the Plan shall be effective in respect of the employees of such corporation.













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

            Section 14.  Trust.  The Company (acting on behalf of the

Employers) shall establish the Trust and shall at least annually contribute to the Trust such assets as the Committee determines, in its sole discretion, are necessary to provide for the Employers' future liabilities created with respect to the amounts credited to the Accounts established

hereunder.   The existence of the Trust shall not relieve the Employers of their liabilities under the Plan, but the Employers' obligations under the

Plan shall be deemed satisfied to the extent paid from the Trust.



            Section 14.  Miscellaneous.  (a)  Certain Qualified Plan

Provisions.  Except as otherwise provided herein, the  miscellaneous provisions contained in Sections 13.6 (relating to gender and plurals),

13.7 (relating to applicable law) and 13.8 (relating to severability) are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.



            (b)  Expenses.  All costs and expenses incurred in

administering the Plan, including the expenses of the Committee, the fees of counsel and any agents of the Committee and other administrative expenses shall be charged against the Accounts in such amounts and at such time and in such manner as the Committee, in its sole discretion, shall determine.











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

            (c)  FICA Taxes.  For each calendar year in which a

Participant's Compensation is reduced pursuant to the Plan, his or her

Employer shall withhold from that portion of the Participant's payments of compensation the taxes imposed upon the Participant pursuant to section

3121 of the Code in respect of the amount by which the Participant's

Compensation is reduced.



            (d)  Successors and Assigns.  The provisions of the Plan shall bind and inure to the benefit of each Employer and its successors and assigns, as well as each Participant and his or her beneficiaries and successors.

















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

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 5th day of August, 1997.



                                    STANHOME INC.



                                    By: /s/G. William Seawright

                                    Title: President & CEO

ATTEST:



/s/Bruce H. Wyatt

Title: Secretary

                                APPENDIX A



            For purposes of this Plan:



      1.    The term "Change in Control" means a change in control of a nature that would, in the opinion of Company counsel, be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the

"Exchange Act"); provided that, without limitation, such a Change in

Control shall be deemed to have occurred if


            (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

            (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or

















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
            (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
      (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

            (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.



      2.    The term "Disability" means a medically determinable physical or mental condition which renders an Employee incapable of performing the work for which he was employed at his normal place of employment for at least six consecutive months.  A termination by reason of Disability shall not be effective unless the Employee fails to return to work at his normal place of employment within thirty (30) days after receiving written notice of termination from the Company.



      3.    The term "Substantial Cause" means (i) the willful and

continued failure by an Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the

Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for

Good Reason by the Employee) after a written demand for substantial performance is delivered to the Employee by the board of directors of the

Company, which demand specifically identifies the manner in which the board of directors believes that the Employee has not substantially performed the

Employee's duties, or (ii) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.  For purposes of clauses (i) and

(ii) of this definition, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the

Employee not in good faith and without reasonable belief that the

Employee's act, or failure to act, was in the best interest of the Company.



      4.    For the purposes of this Plan, a voluntary termination under any of the following circumstances shall be considered to be for "Good

Reason":


            (i) assignment to the Employee of duties or title inconsistent with his status as an officer, or removal of the Employee from involvement in management decision-making functions consistent with his prior experience with the Company;

            (ii) failure to continue the Employee's participation in the Company's Management Incentive Plan or in any successor or substitute plan or policy equivalent to the Management Incentive Plan as in effect immediately prior to the Change in Control;
















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
            (iii) failure to pay when due the Employee's base salary, or any installment of deferred compensation when due, or a reduction in the Employee's base salary, or a failure to continue in effect for the Employee's benefit fringe benefits in which he now participates, including retirement plans, health and insurance plans, vacation plans, and automobile programs, or the taking of any action which materially reduces such benefits; provided that, unless such reduction in base salary or failure to continue benefits occurs within two years after a Change in Control, it will not be considered Good Reason if taken in connection with a general reduction applicable to all officers;

            (iv) assignment of the Employee to any location other than within 50 miles of his present office location; or

            (v) a requirement that the Employee travel away from his office location more than 25% of the working days in the year, provided that the Employee may be required to increase his travel by 10% of his working days if the Employee had been traveling more than 15% of his working days at the time of the Change in Control. Working days for these purposes shall exclude vacation days.




































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